Filed with the Securities and Exchange Commission on June 11, 1999
                                   Securities Act Registration No. 333-
-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933


                              LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

        Oregon                                         93-0572810
(State of incorporation)                  (I.R.S. Employer Identification No.)

  360 E. Jackson St., Medford, Oregon                     97501
(Address of principal executive offices)                (Zip Code)

                           1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)


                   Sidney B. DeBoer, Chief Executive Officer
                              360 E. Jackson St.
                             Medford, Oregon 97501
                                (541) 776-6899
                      (Name, address and telephone number
                             of agent for service)

                                  Copies to:
                           Kenneth E. Roberts, Esq.
                           Foster Pepper & Shefelman
                          101 S.W. Main St., 15th Fl.
                            Portland, Oregon 97204



                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------

                                           Proposed           Proposed
                          Number of         Maximum            Maximum              Amount of
Title of Securities      Shares Being    Offering Price       Aggregate           Registration
Being Registered         Registered (1)    Per Share (2)   Offering Price (2)          Fee
----------------------------------------------------------------------------------------------

Class A Common Stock       615,000          $18.5            $11,377,500            $3,162.95
----------------------------------------------------------------------------------------------

(1) The shares of Common Stock represent the number of additional shares being registered under the 1996 Stock Incentive Plan bringing the total number of shares that may be issued pursuant to the plan to 1,700,000.

(2) The maximum offering price for the shares cannot presently be determined as the offering price is established at the time shares are issued. Pursuant to Rule 457(h), the offering price is estimated based on the last sale price reported for the Common Stock on the New York Stock Exchange on June 10, 1999, and the maximum offering price is calculated for the sole purpose of determining the Registration Fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      Pursuant to a Registration Statement on Form S-8 (SEC File No. 333-21673) filed with the Securities and Exchange Commission on February 12, 1997, Lithia Motors, Inc. registered 670,000 shares of its Class A Common Stock with respect to its 1996 Stock Incentive Plan. In accordance with General Instruction E of Registration Statement Form S-8, the contents of Lithia's Registration Statement on Form S-8 (SEC File No. 333-21673) filed with the SEC on February 12, 1997 are hereby incorporated by reference in this registration statement. Lithia registered an additional 415,000 shares of its Class A Common Stock with respect to its 1996 Stock Incentive Plan pursuant to a Registration Statement on Form S-8 (SEC File No. 333-69225) filed as of December 12, 1998.

      At Lithia's 1998 Annual Meeting of Shareholders held on May 20, 1999, shareholders approved an amendment to the 1996 Stock Incentive Plan increasing the number of shares of Class A Common Stock authorized for issuance pursuant to the 1996 Stock Incentive Plan from the previously registered amount of 1,085,000 shares to 1,700,000 shares.

      The purpose of this registration statement on Form S-8 is to register an additional 615,000 shares of Class A Common Stock issuable under the 1996 Stock Incentive Plan.

Item 8.    Exhibits.

      The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:


Exhibit

5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
           (Included in Exhibit 5.1)

24.1  Power of Attorney
           (Included in the signature page)

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 21st day of May, 1999.

                          LITHIA MOTORS, INC.

                          By: /s/ M.L. Dick Heimann
                              ------------------------------------------------
                              M.L. Dick Heimann
                              President and Chief Operating Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By:  /s/ Sidney B. DeBoer                                   Date: May 21, 1999
     ------------------------------------------
     Sidney B. DeBoer
     Chief Executive Officer and
     Chairman of the Board of Directors


By:  /s/ M.L. Dick Heimann                                  Date: May 21, 1999
     ------------------------------------------
     M.L. Dick Heimann
     President, Chief Operating Officer, Director


By:  /s/ R. Bradford Gray                                   Date: May 21, 1999
     ------------------------------------------
     R. Bradford Gray, Director


By:                                                         Date: May __, 1999
     ------------------------------------------
     W. Douglas Moreland, Director


By:  /s/ William J. Young                                   Date: May 21, 1999
     ------------------------------------------
     William J. Young, Director


By:                                                         Date: May __, 1999
     ------------------------------------------
     Thomas Becker, Director


By:  /s/ Brian R. Neill                                     Date: May 21, 1999
     ------------------------------------------
     Brian R. Neill
     Senior Vice President, Chief Financial Officer
     (Chief Accounting and Financial Officer)

                           EXHIBIT INDEX


Exhibit

5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
           (Included in Exhibit 5.1)

24.1  Power of Attorney
           (Included in the signature page)